                                                                    Exhibit 23.1

                          Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Globecomm Systems Inc. Amended and Restated 1997 Stock Incentive Plan of our report dated August 10, 2001, with respect to the consolidated financial statements and schedule of Globecomm Systems Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP
Melville, New York
January 31, 2002